Exhibit 10.1

HASKINS SETTLEMENT AGREEMENT

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

          This CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement”), is made and effective as of the 16th day of March, 2007, between:

1)	Remington Arms Company, Inc. (“Remington”);

2)	RACI Holding, Inc. (“RACI”);

3)	The Clayton & Dubilier Private Equity Fund IV, L.P. (“Fund IV”);

4)	Clayton & Dubilier Associates IV Limited Partnership (“CD IV”);

5)	Clayton Dubilier & Rice, Inc. (“CDR”);

6)	Thomas Millner

7)	Leon Hendrix

8)	Michael Babiarz

9)	Bruckmann, Rosser, Sherrill & Co., LLC, Bruckmann, Rosser, Sherrill & Co. II, L.P., BRSE, L.L.C., Bruckman Rosser Sherrill & Co., Inc., (collectively “BRS”); and

10)	Plaintiff Robert Haskin (“Plaintiff Haskin”).

          Remington, RACI, Fund IV, CD IV, CDR, Thomas Millner, Leon Hendrix and Michael Babiarz shall be referred to collectively as the “Remington Defendants.”

          All of the parties listed above shall be referred to collectively as “the Parties.”

RECITALS

                    WHEREAS, on January 20, 2006, Plaintiff Haskin filed a lawsuit in the General Superior Court of Justice, Superior Court Division, Guilford County, North Carolina, (Civil Action No. 06-CVS-3083) (the “Lawsuit”), against the Remington Defendants and BRS;

                    WHEREAS, the Remington Defendants and BRS have expressly denied any wrongdoing or liability to Plaintiff Haskin of any kind whatsoever; and

                    WHEREAS, while expressly denying and disclaiming wrongdoing or liability of any kind whatsoever, the Parties have agreed to enter into this Settlement Agreement in order to avoid further expense, inconvenience, and the distraction of the legal proceedings, and to put to rest all claims between Plaintiff Haskin and the Remington Defendants and BRS that were or might have been alleged in the Lawsuit.

                    NOW, THEREFORE, for good and valuable consideration, including the mutual covenants herein contained, the Parties hereby agree as follows:

A.	Confidentiality of Settlement Agreement.

          The Parties agree to keep the terms of this Settlement Agreement confidential; provided however, that the Parties may disclose the terms of this Settlement Agreement to their attorneys, accountants and other professional advisors and/or as required by law for tax or legal purposes, and the Remington Defendants and BRS may disclose the terms of this Settlement Agreement, under the terms of a Confidentiality Agreement, if requested to do so in connection with a potential acquisition of some or all of Remington or RACI. If a party to this Settlement Agreement determines that disclosure of the terms of this Settlement Agreement must be made in connection with any governmental or judicial proceeding, or must be included in any public filing, such party shall notify the other party in writing immediately upon becoming aware of such requirement. If the other party disputes the need for the disclosure, the party requested to make the disclosure shall use its best efforts to obtain permission from the requesting party to omit or redact the highly confidential terms of the Settlement Agreement prior to its disclosure. Disclosure of any terms or conditions of this Settlement Agreement under this section shall not diminish the confidential nature thereof.

B.	No Admission of Liability.

          None of the Parties admit any wrongdoing or liability by virtue of entering into this Settlement Agreement.

C.	Payment.

          On or before March 16, 2007, Remington shall pay Plaintiff Haskin a total of seven hundred and seventy-five thousand dollars ($775,000). The payment shall be wired to an escrow account maintained by the law firm of Robinson Lawing, LLP, where it shall be held pending full execution of this Agreement and the filing of a stipulated dismissal with prejudice of the Lawsuit. Remington represents that it is in compliance with all bank and debt covenants, and that performance under this Agreement will not constitute a default of any such covenants or put Remington in default of any such covenants.

D.	Dismissal of the Lawsuit.

          On or before March 16, 2007, Plaintiff Haskin shall dismiss with prejudice the Lawsuit.

E.	Costs and Attorneys’ Fees.

          Each Party shall be solely responsible for its own legal expenses, costs, and fees in connection with the Lawsuit.

F.	Mutual Releases.

          1.          Except as limited herein, Plaintiff Haskin hereby irrevocably and unconditionally releases and forever discharges the Remington Defendants, their predecessors, successors and assigns, each of their respective past, present and future parent entities, shareholders, partners, members, owners, affiliated entities, subsidiaries, divisions, departments, joint venturers, licensors, licensees, trustees, and all of their respective directors, officers, agents, employees, attorneys, insurers, administrators, successors, and assigns, from any and all claims, demands, actions, causes of action, suits, debts, liens, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, suspected or unsuspected, accrued or unaccrued, which Plaintiff Haskin now has, or may hereafter have, of any kind whatsoever; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything else in this Settlement Agreement, Remington and RACI expressly understand and acknowledge that Plaintiff Haskin is not hereby and does not release his right to continue purchasing insurance through Remington as provided in the Letter Agreement of December 5, 1996, entered into by and between Plaintiff Haskin, Remington and RACI.

          2.          Plaintiff Haskin hereby irrevocably and unconditionally releases and forever discharges BRS, their predecessors, successors and assigns, each of their respective past, present and future parent entities, shareholders, partners, members, owners, affiliated entities, subsidiaries, divisions, departments, joint venturers, licensors, licensees, trustees, and all of their respective directors, officers, agents, employees, attorneys, insurers, administrators, successors, and assigns, from any and all claims, demands, actions, causes of action, suits, debts, liens, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, suspected or unsuspected, accrued or unaccrued, which Plaintiff Haskin now has, or may hereafter have, of any kind whatsoever.

          3.          The Remington Defendants, by and on behalf of their predecessors, successors and assigns, each of their respective past, present and future parent entities, shareholders, partners, members, owners, affiliated entities, subsidiaries, divisions, departments, joint venturers, licensors, licensees, trustees, and all of their respective directors, officers, agents, employees, attorneys, insurers, administrators, successors, and assigns, hereby irrevocably and unconditionally release and forever discharge Plaintiff Haskin from any and all claims, demands, actions, causes of action, suits, debts, liens, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, suspected or unsuspected, accrued or unaccrued, which the Remington Defendants now have, or may hereafter have, of any kind whatsoever.

          4.          BRS, by and on behalf of their predecessors, successors and assigns, each of their respective past, present and future parent entities, shareholders, partners, members, owners, affiliated entities, subsidiaries, divisions, departments, joint venturers, licensors, licensees, trustees, and all of their respective directors, officers, agents, employees, attorneys, insurers, administrators, successors, and assigns, hereby irrevocably and unconditionally release and forever discharge Plaintiff Haskin from any and all claims, demands, actions, causes of action, suits, debts, liens, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, suspected or unsuspected, accrued or unaccrued, which BRS now has, or may hereafter have, of any kind whatsoever.

          5.          In connection with the aforementioned releases, the Parties agree not to sue one another on any of the released claims. If a party does so, then the non-violating party shall be entitled to recover from the violating party its or his reasonable attorneys’ fees and costs incurred in defending any action involving a released claim.

G.	No Assignment of Claims.

          Plaintiff Haskin represents and warrants that there has been, and there will be, no assignment or other transfer or disposition of any interest or claim in any matter, or part or portion thereof, which has otherwise been released in this Settlement Agreement. Plaintiff Haskin understands and agrees that the Remington Defendants and

BRS, in entering into this Settlement Agreement, are relying on the representation and warranty of this paragraph, and that any violation of this Paragraph shall give rise to a cause of action by the Remington Defendants and/or BRS to seek to recover any and all payments made pursuant to this Settlement Agreement. For the avoidance of doubt, this Section G shall not preclude a payment or payments by Plaintiff Haskin to other persons or entities of a portion of the payment provided for by Section C.

          Each of the Remington Defendants and BRS warrant and represent to Plaintiff Haskin that there has been, and there will be, no assignment or other transfer or disposition by the Remington Defendants or BRS of any interest or claim in any matter, or part or portion thereof, which has otherwise been released in this Settlement Agreement. Each of the Remington Defendants and BRS understands and agrees that Plaintiff Haskin, in entering into this Settlement Agreement, is relying on the representation and warranty of this paragraph, and that any violation of this Paragraph shall give rise to a cause of action by Plaintiff Haskin to seek to recover damages, if any.

H.	Agreement not to Aid or Assist With Future Claims.

          1.          Plaintiff Haskin, by and on behalf of his heirs, executors, administrators and attorneys, represents and warrants that he has not and will not aid, assist, participate, or cooperate in any manner whatsoever with anyone who has or may wish to file a claim against any or all of the parties released under Section F. (1) and (2) above, and further that he will not request or urge anyone to make or file such a claim. The parties understand and agree that Plaintiff Haskin will not be construed or deemed to have violated the terms of this paragraph if Plaintiff Haskin is compelled by legal process to produce documents or give testimony. In the event Plaintiff Haskin is served with such legal process, he shall give notice to the Remington Defendants and BRS of such fact. Plaintiff Haskin understands and agrees that the Remington Defendants and BRS, in entering into this Settlement Agreement, are relying on the representation and warranty of this paragraph, and that any violation of this Paragraph shall give rise to a cause of action by the Remington Defendants and/or BRS to seek to recover any and all payments made pursuant to this Settlement Agreement.

          2.          The Remington Defendants, by and on behalf of their officers, directors, shareholders, partners, members, employees, agents representatives and attorneys, agree that they will not aid, assist, participate, or cooperate in any manner whatsoever with anyone who has or may wish to file a claim against Plaintiff Haskin, and further that they will not request or urge anyone to make or file such a claim. The parties understand and agree that a Remington Defendant will not be construed or deemed to have violated the terms of this paragraph if such Remington Defendant is compelled by legal process to produce documents or give testimony. In the event that any of the Remington Defendants is served with such legal process, it or he, as the case may be, shall give notice to the Plaintiff Haskin of such fact. Each of the Remington Defendants understands and agrees that Plaintiff Haskin, in entering into this Settlement Agreement, is relying on the representation and warranty of this paragraph, and that any violation of this Paragraph shall give rise to a cause of action by Plaintiff Haskin to seek to recover damages, if any.

          3.          BRS, by and on behalf of their officers, directors, shareholders, partners, members, employees, agents representatives and attorneys, agree that they will not aid, assist, participate, or cooperate in any manner whatsoever with anyone who has or may wish to file a claim against Plaintiff Haskin, and further that they will not request or urge anyone to make or file such a claim. The parties understand and agree that BRS will not be construed or deemed to have violated the terms of this paragraph if BRS is compelled by legal process to produce documents or give testimony. In the event that BRS is served with such legal process, it shall give notice to the Plaintiff Haskin of such fact. BRS understands and agrees that Plaintiff Haskin, in entering into this Settlement Agreement, is relying on the representation and warranty of this paragraph, and that any violation of this Paragraph shall give rise to a cause of action by Plaintiff Haskin to seek to recover damages, if any.

I.	Representation by Counsel.

          The Parties acknowledge that each has had the benefit and advice of independent legal counsel in connection with this Settlement Agreement, and that they each understand the meaning of each term of this Settlement Agreement, and the consequences of signing this Settlement Agreement.

J.	Agreement Entered Into With Independent Judgment.

          The Parties further declare and represent that they have reviewed this Settlement Agreement in its entirety, and that in making this Settlement Agreement they have relied wholly upon their own judgment, belief, knowledge, investigation, independent legal advice, and research into the nature, extent, and duration of losses and damages caused by the other, if any, and upon their independent assessment of future business considerations, legal fees, and expenses they would incur should the aforementioned legal proceedings continue, and that they have not been influenced to any extent whatsoever in making this Settlement Agreement by any representations or statements by any other party, or by any person or persons representing or acting for any other party.

          The Parties and their attorneys have cooperated in the drafting and preparation of this Settlement Agreement. Any construction of this Settlement Agreement shall not be construed against either Party as the draftsman of this Settlement Agreement.

K.	Final Agreement and no Oral Modification.

          This Settlement Agreement contains the entire agreement between Plaintiff Haskin on the one hand and the Remington Defendants and BRS on the other hand, and all previous understandings, agreements, and communications prior to the date hereof, whether express or implied, oral or written, relating to the subject matter of this Settlement Agreement, are fully and completely extinguished and superseded by this Settlement Agreement. This Settlement Agreement shall not be altered, amended, modified, or otherwise changed, except by a writing duly signed by the Parties.

L.	Severability.

          If any of the provisions, terms, clauses, or waivers or releases of claims or rights contained in this Settlement Agreement are declared unlawful, unenforceable, or ineffective in a legal forum of competent jurisdiction, then such provisions, terms, clauses, or waivers or releases of claims or rights shall be deemed severable, such that all other provisions, terms, clauses, and waivers and releases of claims and rights contained in this Settlement Agreement shall remain valid and binding upon the Parties.

M.	Execution.

          Each Party hereto covenants and represents that it is fully authorized to enter into this Settlement Agreement and to carry out the obligations provided for herein.

          This Settlement Agreement may be executed in counterparts, which when taken together shall constitute one Agreement.

          This Settlement Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

N.	Headings.

          The captions used in this Settlement Agreement are inserted for convenience and shall not be deemed a part of this Settlement Agreement for construction or interpretation.

          IN WITNESS HEREOF, the Remington Defendants, BRS, and Plaintiff Haskin, intending to be bound as of the date set forth above, have executed this Settlement Agreement as follows:

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Dated: March 16, 2007	Bruckmann, Rosser, Sherrill & Co., Inc.

	By:	/s/ Paul Kaminski

Name: Paul Kaminski

Title: CFO

Dated: March 16, 2007	Bruckmann, Rosser, Sherrill & Co. II, L.P

	By:	/s/ Paul Kaminski

Name: Paul Kaminski

Title: Member & GP BRSE, LLC

Dated: March 16, 2007	Bruckmann, Rosser, Sherrill & Co., LLC

	By:	/s/ Paul Kaminski

Name: Paul Kaminski

Title: Member

Dated: March 16, 2007	BRSE, L.L.C.

	By:	/s/ Paul Kaminski

Name: Paul Kaminski

Title: Member

Dated: March 16, 2007	Remington Arms Company, Inc.

	By:	/s/ Thomas L. Millner

Name: Thomas L. Millner

Title: President & CEO

Dated: March 16, 2007	RACI Holding, Inc.

	By:	/s/ Thomas L. Millner

Name: Thomas L. Millner

Title: President & CEO

Dated: March 16, 2007	The Clayton & Dubilier Private Equity Fund IV L.P.

	By:	/s/ Donald J. Gogel

Name: Donald J. Gogel

Title: President & CEO

Dated: March 16, 2007	Clayton & Dubilier Associates IV Limited Partnership

	By:	/s/ Donald J. Gogel

Name: Donald J. Gogel

Title: President & CEO

Dated: March 16, 2007	Clayton Dubilier & Rice, Inc.

	By:	/s/ Donald J. Gogel

Name: Donald J. Gogel

Title: President & CEO

Dated: March 16, 2007	Thomas Millner

	Name:	/s/ Thomas Millner

Dated: March 16, 2007	Leon Hendrix

	Name:	/s/ Leon Hendrix

Dated: March 16, 2007	Michael Babiarz

	Name:	/s/ Michael Babiarz

Dated: March 16, 2007	Robert Haskin

	Name:	/s/ Robert Haskin